POWER OF ATTORNEY

      The undersigned officers and trustees of FRANKLIN NEW YORK TAX-FREE TRUST, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, KAREN L. SKIDMORE, CRAIG S. TYLE, DAVID P. GOSS and STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant's Registration Statement on Form N-14 with respect to the proposed reorganization of HSBC Investor New York Tax-Free Bond Fund with and into Franklin New York Intermediate-Term Tax-Free Income Fund, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

      The undersigned officers and trustees hereby execute this Power of Attorney as of the 19th day of May, 2009.


/s/ RUPERT H. JOHNSON, JR.                   /s/ CHARLES B. JOHNSON
Rupert H. Johnson, Jr.                       Charles B. Johnson,
Chief Executive Officer -                    Trustee
InvestmentManagement


/s/ LAURA F. FERGERSON                       /s/ GREGORY E. JOHNSON
Laura F. Fergerson,                          Gregory E. Johnson,
Chief Executive Officer -                    Trustee
Finance and Administration


/s/ GASTON GARDEY                            /s/ FRANK W.T. LAHAYE
Gaston Gardey,                               Frank W. T. LaHaye,
Chief Financial Officer                      Trustee
and Chief Accounting Officer


/s/ HARRIS J. ASHTON                         /s/ FRANK A. OLSON
Harris J. Ashton,                            Frank A. Olson,
Trustee                                      Trustee


/s/ ROBERT F. CARLSON                        /s/ LARRY D. THOMPSON
Robert F. Carlson                            Larry D. Thompson,
John B. Wilson,                              Trustee
Trustee


/s/ SAM GINN                                 /s/ JOHN B. WILSON
Sam Ginn,                                    John B. Wilson
Trustee                                      Trustee


/s/ EDITH E. HOLIDAY
Edith E. Holiday,
Trustee